Exhibit 99.1

MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS 2015 FOURTH-QUARTER AND YEAR-END EARNINGS;
STRONG PERFORMANCE DRIVEN BY INVESTMENT IN CORE OPERATIONS

•	Fourth-quarter 2015 earnings $0.96 per share GAAP and $0.48 per share operating

•	Year-end 2015 earnings $4.17 per share GAAP and $3.69 per share operating

•	Company reaffirms 2016 operating earnings guidance range of $3.60 to $3.80 per share

•	Company increases planned capital investments for 2017 and 2018 to $5 billion annually

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth-quarter ended Dec. 31			Year-to-date ended Dec. 31
	2015	2014	Variance	2015	2014	Variance
Revenue ($ in billions):	3.6	3.8	(0.2)	16.5	16.4	0.1
Earnings ($ in millions):
GAAP	469	191	278	2,047	1,634	413
Operating	233	232	1	1,808	1,675	133
EPS ($):
GAAP	0.96	0.39	0.57	4.17	3.34	0.83
Operating	0.48	0.48	0.00	3.69	3.43	0.26
EPS based on 491mm shares Q4 2015, 489mm shares Q4 2014, 490mm shares YTD 2015 and 489mm shares YTD 2014.

COLUMBUS, Ohio, Jan. 28, 2016 - American Electric Power (NYSE: AEP) today reported fourth-quarter 2015 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $469 million or $0.96 per share, compared with $191 million or $0.39 per share in fourth-quarter 2014. Operating earnings (GAAP earnings excluding special items) for fourth-quarter 2015 were $233 million or $0.48 per share, compared with fourth-quarter 2014 operating earnings of $232 million or $0.48 per share.
Year-end 2015 GAAP earnings were $2.047 billion or $4.17 per share, compared with $1.634 billion or $3.34 per share in 2014. Year-end 2015 operating earnings were $1.808 billion or $3.69 per share, compared with $1.675 billion or $3.43 per share in 2014.

The difference in both fourth-quarter and year-end 2015 GAAP and operating earnings was primarily due to the sale of AEP’s commercial barge operations in November 2015.
A full reconciliation of GAAP earnings with operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our strong 2015 earnings performance demonstrates that ongoing investment in our core, regulated operations is the right way to deliver enhanced service for our customers and value for our shareholders. We increased our earnings guidance twice in 2015 and achieved earnings performance solidly within our revised range, despite extremely warm temperatures in the fourth quarter. For the year, we grew operating earnings per share 7.6 percent and increased our quarterly dividend by nearly 6 percent,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“The success of our transmission business continues, and its contribution to earnings was 39 cents per share for the year, an increase of 26 percent from 2014,” Akins said. “Additionally, we benefited from successful regulatory proceedings resolving important issues in several states. During the fourth quarter, we achieved a settlement in our AEP Ohio Power Purchase Agreement proceeding and completed the sale of our commercial barge business. We are reinvesting the proceeds from the sale of AEP River Operations back in our core, regulated businesses.
“We’ve also increased our expected capital investments for 2017 and 2018 to $5 billion per year to realize benefits from the extension of bonus depreciation for our customers and to support long-term earnings growth.
“The positive load growth pattern we saw developing in the second and third quarters of 2015 moderated late in the year as we saw declines in economic activity related to the strong dollar, weak global economy and low oil prices, as well as unseasonably warm weather. The primary metals and mining sectors, in particular, have been challenged. We experienced commercial load growth in several Midwestern states from domestic auto production, and we continue to see load increases in the parts of our service territory located near major shale formations. Overall, we expect normalized load growth in 2016 to track slightly better than 2015,” Akins said.

EARNINGS GUIDANCE
Management reaffirmed its 2016 operating earnings guidance range of $3.60 to $3.80 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on

GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 15	4Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities (a)	117	57	60	897	708	189
Transmission & Distribution Utilities (b)	64	76	(12)	352	355	(3)
AEP Transmission Holdco (c)	44	37	7	191	151	40
Generation & Marketing (d)	6	(11)	17	366	367	(1)
AEP River Operations (e)	13	33	(20)	29	50	(21)
All Other	225	(1)	226	212	3	209
Total GAAP Earnings	469	191	278	2,047	1,634	413

Operating Earnings	4Q 15	4Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities	117	57	60	897	708	189
Transmission & Distribution Utilities	64	76	(12)	352	355	(3)
AEP Transmission Holdco	44	37	7	191	151	40
Generation & Marketing	9	30	(21)	366	408	(42)
AEP River Operations	13	33	(20)	29	50	(21)
All Other	(14)	(1)	(13)	(27)	3	(30)
Total Operating Earnings	233	232	1	1,808	1,675	133
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

(a) Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.
(b) Includes Ohio Power, AEP Texas Central and AEP Texas North.
(c) Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.
(d) Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.
(e) Includes commercial barging operations.

Operating earnings from Vertically Integrated Utilities for fourth-quarter 2015 and the year increased compared with the same periods in 2014 by $60 million and $189 million, respectively. This reflects the impact of favorable rate outcomes, prior year regulatory provisions, lower operations and maintenance expenses and lower income tax expenses, partially offset by reduced margins from retail and wholesale energy sales.
Operating earnings from AEP Transmission Holdco for fourth-quarter 2015 and the year increased compared with the same periods in 2014 by $7 million and $40 million, respectively, largely due to increased transmission-related investment.
Operating earnings from Generation & Marketing for fourth-quarter 2015 and the year decreased compared with the same periods in 2014 by $21 million and $42 million, respectively,

primarily from reduced capacity revenue, partially offset by lower fuel costs, favorable hedging activity and lower operations and maintenance expenses.
Operating earnings from AEP River Operations for fourth-quarter 2015 and the year decreased compared with the same periods in 2014 by $20 million and $21 million, respectively. The decrease is primarily due to the sale of AEP River Operations during the fourth quarter of 2015.
Operating earnings from All Other for fourth-quarter 2015 and the year decreased compared with the same periods in 2014 by $13 million and $30 million, respectively, primarily due to an increase in operations and maintenance expenses as well as the impact of a prior year tax adjustment.

WEBCAST
American Electric Power’s quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EST today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.
The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.
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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company’s performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP’s service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel, and its transportation and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the market for generation in Ohio and PJM and AEP’s ability to recover investments in its Ohio generation assets; AEP’s ability to successfully and profitably manage its competitive generation assets; including AEP's evaluation of strategic alternatives for these assets as some of these alternatives could result in a loss; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 4th Quarter 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		117.0	64.0	44.0	6.0	13.0	225.0	469.0	$0.96

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	3.0	—	—	3.0	$—
Disposition of Commercial Barge Operations	(b)					—	(239.0)	(239.0)	$(0.48)

Total Special Items		—	—		3.0	—	(239.0)	(236.0)	$(0.48)

Operating Earnings		117.0	64.0	44.0	9.0	13.0	(14.0)	233.0	$0.48

Financial Results for the 4th Quarter 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		57.0	76.0	37.0	(11.0)	33.0	(1.0)	191.0	$0.39

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	6.0	—	—	6.0	$0.01
Coal Contract Termination	(c)				35.0			35.0	$0.08

Total Special Items		—	—		41.0	—	—	41.0	$0.09

Operating Earnings		57.0	76.0	37.0	30.0	33.0	(1.0)	232.0	$0.48

(a)		Reflected in Revenues and Income Tax Expense
(b)		Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense
(c)		Reflected in Fuel, and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ending December 31
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,649	7,947	(16.3%)
Commercial	5,691	6,068	(6.2%)
Industrial	8,460	8,962	(5.6%)
Miscellaneous	541	571	(5.3%)
Total Retail	21,341	23,548	(9.4%)

Wholesale Electric (in millions of kWh): (a)	4,605	6,824	(32.5%)

Total KWHs	25,946	30,372	(14.6%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,250	5,929	(11.5%)
Commercial	5,949	6,295	(5.5%)
Industrial	5,598	5,568	0.5%
Miscellaneous	169	173	(2.3%)
Total Retail (b)	16,966	17,965	(5.6%)

Wholesale Electric (in millions of kWh): (a)	241	471	(48.8%)

Total KWHs	17,207	18,436	(6.7%)

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		897.0	352.0	191.0	366.0	29.0	212.0	2,047.0	$4.17

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	—	—	—	—	—
Disposition of Commercial Barge Operations	(b)					—	(239.0)	(239.0)	(0.48)

Total Special Items		—	—		—	—	(239.0)	(236.0)	$(0.48)

Operating Earnings		897.0	352.0	191.0	366.0	29.0	(27.0)	1,808.0	$3.69

Financial Results for Year-to-Date 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		708.0	355.0	151.0	367.0	50.0	3.0	1,634.0	$3.34

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	6.0	—	—	6.0	0.01
Coal Contract Termination	(c)				35.0			35.0	0.08

Total Special Items		—	—		41.0	—	—	41.0	$0.09

Operating Earnings		708.0	355.0	151.0	408.0	50.0	3.0	1,675.0	$3.43

(a)		Reflected in Revenues and Income Tax Expense
(b)		Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense
(c)		Reflected in Fuel, and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Twelve Months Ending December 31
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	32,720	34,073	(4.0%)
Commercial	25,006	25,048	(0.2%)
Industrial	34,638	35,281	(1.8%)
Miscellaneous	2,279	2,311	(1.4%)
Total Retail	94,643	96,713	(2.1%)

Wholesale Electric (in millions of kWh): (a)	25,353	34,241	(26.0%)

Total KWHs	119,996	130,954	(8.4%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	25,735	26,209	(1.8%)
Commercial	25,268	25,307	(0.2%)
Industrial	22,353	21,830	2.4%
Miscellaneous	702	713	(1.5%)
Total Retail (b)	74,058	74,059	(0.0%)

Wholesale Electric (in millions of kWh): (a)	1,701	2,198	(22.6%)

Total KWHs	75,759	76,257	(0.7%)

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.